Exhibit 10.9

Double Trigger Acceleration Policy

Summary: ‘‘Double trigger” acceleration of 100% of the unvested options held by any optionee then employed by the Company (or then providing services to the Company as a consultant if such acceleration is specifically approved by the Board for such consultant) would occur if the optionee is terminated without “Good Cause” (as defined below) or resigns for “Good Reason” (as defined below) within 3 months before or 12 months following the consummation of a Change of Control (a definition that includes acquisitions in various forms but excludes financings for capital-raising purposes). Explanations in bold and brackets below.

“Good Cause” shall mean, as reasonably determined by the Board (excluding any Participant who is then a member of the Board) based on the information then known to it, that one or more of the following has occurred:

(i) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony (under the laws of the United States or any relevant state, or a. similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

(ii) the Participant has engaged in acts of fraud, dishonesty or other acts of willful misconduct in the course of his duties hereunder;

(iii) the Participant willfully fails to perform or uphold his or her duties under this Agreement after receiving written notice from the Board or willfully fails to comply with reasonable directives of the Board without a reasonable belief the failure to comply was in the best interest of the Company; or

(iv) a material breach by the Participant of any other provision of this Agreement, or any material breach by the Participant of any other contract the Participant is party to with the Company or any of its Affiliates; provided, however, that if the breach is reasonably susceptible of cure, Participant shall be entitled to receive at least 30 days to cure the breach fully after receiving written notice from the Board.

“Good Reason” shall mean the occurrence of any of the following conditions without the Participant’s express written consent:

(i) a 15% or greater reduction in the Participant’s rate of base salary unless such reduction is consistent with a salary reduction implemented by the Company for other similarly situated employees of the Company;

(ii) a material diminution in the Participant’s authority, title, duties, or responsibilities; provided, however, that such diminution will not be “Good Reason” if the Participant’s authority or title has, or duties or responsibilities have, been diminished due to an increase in the size, or the number of employees of, the Company and its affiliated entities taken together as a whole (for the avoidance of doubt and for purposes of illustration, if immediately prior to a Change of Control the Participant supervises 10 of 20 employees of the Company and its affiliated entities, the Participant would not have “Good Reason” if he or she resigned after the Change of Control solely because he or she continued to supervise 10 employees but the total number of employees of the Company and its affiliated entities increased to 500 employees);

(iii) a relocation of the Participant’s principal office with the Company of more than fifty (50) miles from its current location; or

(iv) a material breach by the Company of this Agreement;

provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (x) the Participant provides written notice to the Company of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition(s) (such notice to be delivered in accordance with Section [    ]), and (y) the Company fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute Good Reason.